Exhibit 99.2

Final Transcript
Thomson StreetEvents
Conference Call Transcript ICPW.OB - Q3 2007 Ironclad Performance Wear Earnings Conference Call Event Date/Time: Nov. 12. 2007 / 1:30PM PT

CORPORATE PARTICIPANTS

CORPORATE PARTICIPANTS

Anne Rakunas
Integrated Corporate Relations - IR

Ed Jaeger
Ironclad Performance Wear - President, CEO

Kent Pachl
Ironclad Performance Wear - VP - Sales & Marketing

Tom Kreig
Ironclad Performance Wear - Interim CFO, VP - Finance

CONFERENCE CALL PARTICIPANTS

David Meier
Bryn Murphy - Analyst

Rommel Dionisio
Wedbush Morgan Securities - Analyst

Chan Frank
Dr. Frank's Health Products

Patrick Lin
Primarius Capital - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the Ironclad Third Quarter Earnings Conference Call and Webcast. Today's call is being recorded. At this time, I would like to turn the call over to Miss Anne Rakunas with ICR.

Anne Rakunas - Integrated Corporate Relations - IR

Thank you, operator, and welcome, everyone, to the Ironclad third quarter 2007 earnings conference call and webcast. By now, everyone should have access to the third quarter earnings release that was issued today after the market close. If you do not have or received a copy, please contact ICR at 310-954-1100 or visit the Ironclad website at www.ironclad.com.

Before we begin, today, I would like to remind everyone of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995. The following prepared remarks contain forward-looking statements and management may make additional forward-looking statements in response to your questions. These statements do not guarantee future performance, and therefore, undue reliance should not be placed upon them. For a more detailed discussion of the factors that could cause actual results to differ materially from those projected in any forward-looking statements, we refer you to the Company's recent Securities and Exchange filings, which are available at www.sec.gov.

Now, I'd like to introduce the speakers and topics for today's call. Ed Jaeger, President and CEO of Ironclad Performance Wear, will discuss highlights of the third quarter and provide an update on the current quarter to date. Then, Kent Pachl, Executive Vice President of Sales and Marketing, will provide an update on Company initiatives. Tom Kreig, Interim Chief Financial Officer, will then review the financial results for the quarter in more detail and go over the Company's guidance for the full year 2007. Ed will then have some closing remarks and open the call up to take your questions. And now, I'd like to turn the call over to Ed Jaeger.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Thank you, Anne. Good morning, everyone. Good afternoon, I should say. As always, it is good to be with you all here today to share the results of the quarter, update you on the progress we have made to increase our distribution, and update you on the current quarter to date.

As reported in today's earnings release, the third quarter was another very strong quarter for us with net sales up 51%, year over year, in line with our pre-announcement on October 17th. We are pleased with our third quarter results, which reflect our continued distribution gains in the industrial and do-it-yourself markets, as well as continuing growth in our international business. Net sales growth also reflects the seasonality we experience in the third and fourth quarters of the year when glove sales are higher compared to the first half of the year as retailers stock up ahead of the cold winter months.

For the third quarter, gross margins were up to 35% compared to 34% for the prior-year period, reflecting the significant percentage of value-added promotions ahead of the winter selling season. For the first nine months of 2007, our gross margin increased to 40% from 37% in the same period in 2006. During the quarter, we continued to increase our distribution. Menards, which is the first home improvement chain to begin selling Ironclad gloves back in 2005, significantly increased their offering of Ironclad gloves and took their first delivery of Ironclad performance apparel.

In September, Menards expanded its Ironclad glove offering by 50%, including taking the cowboy style and the new Tuff Chix landscaper gloves. The Tuff Chix is the woman's glove that we designed specifically for Paige Hemmis of ABC's Extreme Home Makeover television show. In addition, Menards has now added Ironclad apparel in 133 of their stores throughout the United States. This is another great example of how we leverage the relationships we have with our existing retail partners to introduce new products and grow our business.

During the quarter, we also took a significant step forward in strengthening our infrastructure as we completed the transition to our new outsourced warehouse facility. The move has strengthened our fulfillment and customer service capabilities. It's reduced our shipping time and provided capacity for higher volume of sales. Outsourcing this function also allows us to focus on what we do best, R&D, sales, and marketing. This is an important strategic move for us as we will continue to build our Company and secure larger accounts.

Now, I'd like to update you on the current quarter to date. As we discussed in our pre-announcement, a significant slowdown in the residential construction market, that is now adversely impacting our business at hardware stores and lumber yards, resulted in slower growth in one of our traditional sales channels. We do not expect this trend to change in the near future. Despite softness in this one segment of our business, it is important to clarify that glove sales to our other key markets are performing very well. This includes sales to the industrial market and the international marketplace.

Additionally, our brand is growing at our major do-it-yourself retail chains and we are seeing strength again at Menards. I am pleased about the positive feedback we are seeing with our new performance apparel line, as well. We've received a number of repeat orders coming quickly on the heels of our successful product launch.

It is important to note that as we've grown, we have diversified our distribution channels away from our original base of hardware stores and lumber yards. This distribution channel used to represent over 75% of our business in 2005. This has fallen to less than 50% of our business as our sales in the industrial, work apparel, and international markets have grown.

Kent will talk more about our sales and marketing efforts, but needless to say, we see tremendous opportunities ahead of us to expand our core glove line into other business segments, such as automotive, where we are making significant inroads at tool jobbers, and the oil and gas industry. In oil and gas, we were approached by a major global oil producer and their distributor and asked to design and manufacture a glove line specifically for them. We are just beginning to address the opportunities for our performance apparel, as Kent will also highlight on shortly.

Through this continued growth and diversification of our distribution network, we will further reduce our reliance on any one segment of the economy and increase the stability of our revenue base. Now, I'd like to turn the call over to Kent Pachl, our Executive Vice President of Sales and Marketing. Kent?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Thanks, Ed. Ed mentioned we do a significant amount of our volume on winter gloves during the third and fourth quarters. We've repeated our successful gift-with-purchase promotion on our best line winter glove. We also significant improved our waterproof winter glove and our Tundra, which is our warmest glove this winter. The early (inaudible) was very strong in Q3. It really helped drive our top line results.

On the international front, I recently returned from the International Safety Show in Germany. It's the largest safety show in Europe and we reinforced our relationships with our biggest country distributors, Australia and the United Kingdom. We also added new distributors in Ireland, Scandinavia, Spain, and Italy. We believe Europe will be a solid growth opportunity for us in 2008.

Ed touched on our apparel expansion at Menards. They took delivery on 21 different SKUs in September, our Dri-T and [First Air] product in multiple colors and sizes. Our apparel is located on end caps in each location, so it's got front-row placement, and Menards will also feature the Ironclad apparel in a fourth quarter ad. So, we're really excited about their help and their support to try to continue to grow the Ironclad brand through their locations.

And we're currently gearing up for our first national apparel sales meeting. This meeting will help launch our 2008 strategy and get our sales reps to know our products better. In 2008, we expect and hope to gain distribution in workwear and sporting good chains. They began looking at apparel lines right now for delivery in the second half of 2008. It's important to note that this will be the first time we've presented our new full WorkWear line to this important segment. We took delivery this fall and that was a little late for the major international chains, so the bulk of our apparel is in specialty stores and not the large retail chains.

On the marketing front, I wanted to update everybody on Ironclad's largest ever consumer promotion. We're partnering with Toyota and Monster Energy to target the work audience and give away a 2008 Toyota Tundra jobsite truck, a year's supply of Monster Energy Drink, and outfit workers in Ironclad products. Enter-to-win communication is already on the Toyota, Monster Energy, and Ironclad websites. We've already received 15,000 entries.

Beginning in December, all our gloves and apparel will communicate the contest. It should really create excitement for us at retail and leverage our opportunity to move our placement and displays closer to the front of the store in high-traffic areas. It's exciting for us to partner with big brands like Toyota and Monster. It continues to help Ironclad brand gain credibility and awareness out in the market. So, we've got a lot of exciting promotions and products, taking us into Q4. I'd now like to turn it over to Tom Kreig to take you through the financial details of the quarter.

Tom Kreig - Ironclad Performance Wear - Interim CFO, VP - Finance

Thanks, Kent. As Ed highlighted earlier, our net sales increases strongly by 51% in the third quarter of 2007 to $3.59 million compared to a net sales of $2.37 million in the prior-year period, reflecting growth in key market segments. Gross margin strengthened slightly in the third quarter to 35%, up from 34% in the third quarter of last year.

Our third quarter gross margin reflects the increased cost associated with promotional orders typical of this time of the year, as well as the sale of domestically produced, higher-cost apparel inventory. We have now moved away from U.S. production of our apparel line and are utilizing overseas manufacturers. This will gradually increase gross margins on apparel going forward as we sell off the remainder of our domestically produced apparel.

Importantly, operating expenses as a percentage of sales declined to 63% for the third quarter from 74% in the prior-year period as we benefited from operating efficiencies due to higher sales volume. Our outsourced warehouse facility is a good example of how we look to manage our costs as we grow. Another example is the use of electronic data interchange transactions to help manage our invoices with our larger retail customers. A third-party exchange allows us to automate the invoice process, thus reducing the need for additional headcount as our sales grow.

The third quarter net loss was $1.03 million compared to $520,000 in the prior-year period. Non-cash employee stock-option expense was approximately $117,000 in the third quarter compared to approximately $186,000 in the prior-year period.

Now, I'd like to walk you through several key factors that contributed to the increased loss in the third quarter of 2007 compared to 2006. First, the non-cash adjustment to the fair value of warrant liability. Last year, we had numerous warrant liabilities associated with the RTO we had done earlier in the year and this adjustment in the third quarter increased net income by approximately $392,000. In the third quarter of 2007, we have only one remaining warrant liability and this adjustment was much smaller at approximately $6,000.

Second, this year, we experienced net interest expense compared to the third quarter of '06 when we were still earning higher interest on the remaining cash proceeds from our fundraising in May of that year. The differential here is approximately $52,000 of additional expenses in 2007. And, third, we incurred additional operating expenses, resulting from the move to our new outsourced warehouse facility of approximately $70,000. The majority of this cost is associated with the computer programming that was necessary to integrate our computer systems.

Basic and diluted net loss per share for the third quarter of '07 was $0.03 per share on weighted average common shares outstanding of 30.9 million shares, compared to a loss of $0.02 per share on weighted average common shares outstanding of 29.7 million shares in the prior period.

Now, turning to the balance sheet, cash at September 30, 2007 was $1.4 million compared to $2.2 million at September 30, '06. In September, we completed the private placement of 5,250,000 shares for net proceeds of approximately $2 million, which is providing additional liquidity to purchase inventory in line with the higher sales volume we are experiencing.

Inventory and deposits on inventory were $3.7 million at September 30, '07 compared to $3.0 million in the prior-year period and were increased to support our increased sales and our new line of performance apparel. Net working capital at September 30, 2007 was $2.87 million compared to $4.32 million in the prior-year period.

The Company had $1.95 million outstanding on its line of credit at September 30, '07, compared with $820,000 outstanding at September 30, '06. The warrant liability of $47,000 at September 30, 2007 represents the fair value of a warrant issued in conjunction with the Company's debt financing in 2006. This warrant liability will be satisfied in the fourth quarter of 2007. And, lastly, as announced in our release of October 17, 2007, we expect to achieve full year net sales between $12 million and $14 million for 2007. Now, I'll turn the call back to Ed for some closing remarks.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Thank you, Tom. This has been another good quarter for us at Ironclad and I'm very proud of what we have achieved in the first nine months of the year. We have a plan to build our business and we are accomplishing our goals. We continue to open new doors for distribution for our glove line and our performance apparel has been very well received within the specialty store segment. Everyone here at Ironclad is dedicated to expanding our distribution, both domestically and internationally, and growing the Ironclad brand.

Thank you all for participating in our call today and I would like to let you all know that we will be presenting at the ICR Exchange Conference in southern California the second week of January and I hope to see some of you there. Operator, I would now like to open up the call to take some questions.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS). We'll take our first question from [David Meier] with [Bryn Murphy].

David Meier - Bryn Murphy - Analyst

Hey, guys. Congratulations on a good quarter.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Thank you, David.

David Meier - Bryn Murphy - Analyst

A couple questions. First, if I could address the residential construction market. I know that channel was a little bit difficult for you during the quarter. Could you talk about a little bit about how it's sort of looking in the, in early stages of 4Q? Has it improved at all?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

We actually see it the same. At this point, we're converting to winter products for them and their business will go up or down as our winter gets cold or not. But on the store traffic, it's down a little bit from prior years. So, we see it the same as it's been in the second and third quarter, really.

David Meier - Bryn Murphy - Analyst

Okay. And I know that you sell most of your products on an at-once basis, but do you foresee any inventory problems arising out of the slowdown in the residential construction market?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

You mean a rise in inventory based on the possibility of not selling it?

David Meier - Bryn Murphy - Analyst

Yes, exactly.

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

I think we have our bases covered.

David Meier - Bryn Murphy - Analyst

Great. Okay. And moving onto the apparel rollout, I was hoping you might be able to talk a little bit about what you might've learned from the initial this year. I think your apparel looks great and everything. Just curious some of the changes you might implement based on what you learned this year and maybe you could speak a little bit about sell throughs outside of Menards. I'd be curious about that, as well.

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Well, I can touch on some of that. I've been to the Menards in the Great Lakes district that have the apparel, and even at the first and second week that they were there, they've done very well. It's kind of a cold play. It's a winter sale, so to speak, and although it hasn't gotten cold enough there yet to really start the winter, it's already selling quite well. And we've already seen reorders from those stores on an individual basis. I'd say that if there was anything we had done a redone was maybe to have brought it out earlier. That was our challenge this year, was to have brought out an inventory earlier in the year.

On a going-forward basis, it puts us in front of the big retailers, the national retailers, right in time for winter of '08 and retail of '08. So, we're in a much better position for '08 and '09, which has pretty much been our plan since the beginning and we've been in a test mode, so to speak, in '07.

David Meier - Bryn Murphy - Analyst

And as far as the apparel rollout, is there anything that you learned from it that you would find particularly interesting?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Well, we've learned that some of our customers would like the same type of fabrication that they'd never seen before but without quite as many features and benefits to it. So, when you see our '08 line, there'll be a couple additional items that are maybe simplified versions of what we have out there this year at a little sharper price point.

David Meier - Bryn Murphy - Analyst

Got you, okay. And also, could you speak about any other product initiatives you have for fiscal year '08. Are you planning adding any additional glove styles or apparel lines besides that or anything else?

Ed Jaeger - Ironclad Performance Wear - President, CEO

Well, I would, I think we're good on gloves for now. And apparel, like Kent said, there's some additional '08 apparel that's coming out, but I'd probably say that's as much as wanted to talk about it right now.

David Meier - Bryn Murphy - Analyst

Great, okay. And, finally, two last questions. One is if you could address, I know we've spoken before about direct-to-consumer advertising and we've talked a little bit about how that might be a big benefit for you. Just curious if that was something you're still pursuing and when you might do that. And also, I was wondering if you could give us maybe a little early look into fiscal year '08 sales, if you thought you could sustain the high sales growth rate you're currently generating.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Well, let me take, let me, I may have not been completely clear on the answer to your last question, which might relate some of the answers to this question. We do have a number of new items that have come out in our new catalog and I was thinking that you might have seen our new catalog. It was just released about a month ago. In that new catalog, we do go into more specifics in the oil and gas industry and the anti-vibration, a lot of industrial products in that respect. And that's where a tremendous amount of growth should come for us, going forward into '08 and beyond in the glove side.

David Meier - Bryn Murphy - Analyst

Okay, terrific. Well, great job on the quarter, guys. Thank you very much.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Okay. Thank you, David.

Operator

We'll take our next question from Rommel Dionisio with Wedbush Morgan Securities.

Rommel Dionisio - Wedbush Morgan Securities - Analyst

Hey. Good afternoon, guys. Just a couple quick questions. I was wondering on your distribution, I was wondering how many doors you're currently in now.

Ed Jaeger - Ironclad Performance Wear - President, CEO

That's a good question. Kent, where do you think we're at?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Yes, it fluctuates on any 12-month window, but we use a rough number between 5,000 and 7,000, so 6,000 is what we say although plus or minus 500 is probably the real answer.

Rommel Dionisio - Wedbush Morgan Securities - Analyst

Okay. And what's kind of like your average SKU count per door?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

In gloves, the average SKU count per door is four to six styles in three sizes, so anywhere from 12 to 20 different items on the shelf. And then, on the apparel, it's tended to be four to ten, because of a little bit broader range items, in three sizes, as well. So, it's a little bit broader placement in apparel and it's mostly because there's multiple colors and tops and bottoms.

Rommel Dionisio - Wedbush Morgan Securities - Analyst

Okay. And then, when you talk about you're kind of working through the apparel, like the higher-cost apparel, is that going to be worked through in the current quarter or is that going to be a couple quarters out?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Well, we don't necessarily want to probably give an answer there because I'm not necessarily sure how it'll happen, but our biggest customer is pulling inventory from the styles that were built in the U.S. and those are no longer being built in the U.S. So, if that helps answer the question, I think that's where we're leading. We think it's going to go through relatively rapidly.

Rommel Dionisio - Wedbush Morgan Securities - Analyst

Okay, all right. That's good. Thanks.

Ed Jaeger - Ironclad Performance Wear - President, CEO

We've made it clear that we've moved all of the apparel manufacturing to offshore.

Rommel Dionisio - Wedbush Morgan Securities - Analyst

Right, right. Okay, yes. That's all I have. Thanks a lot.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Okay. Thank you.

Operator

Our next question comes from [Dr. Chan Frank] with Dr. Frank's Health Products.

Chan Frank Dr. Frank's Health Products

Hi, guys. Nice third quarter. Could you, or could somebody please explain to me the third-party logistics?

Ed Jaeger - Ironclad Performance Wear - President, CEO

We decided about a year ago that our current facility, actually, we were maintaining two facilities, was not going to be able to house the increase in our apparel and also the increase in our glove line. We were also noticing that we couldn't, at times, keep up with the demand. So, what we had done was we had interviewed a great number of different logistics companies that do the shipping for you and we had settled in with a group that's just located outside of Los Angeles area, just north of Los Angeles. And it's actually been an asset. I was there last week and visited them and saw that they have, their style is very, very different and much more at speed than ours was.

So, with infrared scanners and a number of different people, pulling products, and all of our product located down certain rows and aisles, it was very fulfilling to see them operate compared to how we were operating in the past. So, we always knew that our demand on inventory was going to be in the spotlight and this is helping us become a much more scalable company.

Chan Frank Dr. Frank's Health Products

Great. Thank you.

Operator

(OPERATOR INSTRUCTIONS). We'll take our next question from Patrick Lin with Primarius Capital.

Patrick Lin - Primarius Capital - Analyst

Hi, guys. How's it going?

Ed Jaeger - Ironclad Performance Wear - President, CEO

Hi, Patrick. How are you?

Patrick Lin - Primarius Capital - Analyst

Doing well. Could you give us a little update on the progress of your apparel line, vis-a-vis kind of what your internal plans were? And then, also, I know you guys have some people who came over from Under Armour just to compare what the trajectory looks like now versus kind of your original plan and maybe what Under Armour might have looked like several years back before their big growth?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Okay, I'll address that, Patrick. We're on track with where we think our apparel is going to be this year. Our goal this year, literally, was to get in as many places as possible so we could learn what was working, what was not working, updates we needed to adjust, and we think we've done that. Now, we're going to wait and watch and see how the turns are and really help forecast next year's business off that.

The sales meeting that we have with our team next week is really going to help start setting up our move from the specialty retailer to the big retailer, and so, we really expect next year to be another move forward in apparel. This year, we're going to more than double versus last year and that's great and that's what we needed to do. And we're still learning to find out what's working, what's not working, so that we can really have the right inventories next year as we get into the bigger places.

Patrick Lin - Primarius Capital - Analyst

So, when you said bigger places, you're talking about, for example, places like Dick's Sporting Goods or other sporting goods-type stores? Or can you expand on that at all?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Well, we don't know where we're going to be for sure next year because we have to visit them, see if they'll accept it. But customers, like Dick's Sporting Goods, are definitely where we're going to be visiting. Those folks tend to do their appointments and their purchase for the fall, which is the big season, in the fourth quarter and first quarter. And this year, we didn't have samples or products available to show them, so it will the first time we're really in front of those folks. So, we do expect to pick up customers like Dick's next year.

Patrick Lin - Primarius Capital - Analyst

So, if you're pushing hard then Q4, Q1 for next fall, when would you start getting some visibility in terms of what the '08 revenues forecast might look like in all the new stores? Would it be end of Q1? Would it be more like after the push? Or kind of trickle throughout the year?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Well, I think in the fourth quarter, we're going to building our 2008 revenue plan and through the fourth quarter when we start getting our preorders. The nice thing about apparel is we'll get visibility throughout the first quarter as the orders come in, so we can either increase or tighten where we expect our revenues to be next year, based on those orders.

Patrick Lin - Primarius Capital - Analyst

And how does that contrast to when, you know, how much lead time you're getting on the glove orders?

Ed Jaeger - Ironclad Performance Wear - President, CEO

A different world.

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Yes, it's a different world.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Totally different world.

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

And the way the glove business works, they bring in enough product to cover their shelves, and then, as it turns, we replace it. We're in theory almost in a perpetual inventory environment now. Promotional items work just like apparel works and so we get visibility when a major customer does a promotional item. They order that six months in advance, so we know about those. But just, for example, the winter gloves we're selling now, we had a great Q3 sell because we've got a nice line and now it's going to be turns in Q4 on how much we end up delivering in Q4.

So, that will be different in apparel because they haven't opened to buy and, for the most part, purchase what they expect to sell. Now, they may ask for some more. We may or may not have it available, depending on what happens next fall, but most of the orders you get from major customers are preorders in apparel.

Patrick Lin - Primarius Capital - Analyst

Got it. So, you're saying that it's a big benefit because you're going to know much, much earlier on the apparel orders than you have been on the traditional glove business then?

Kent Pachl - Ironclad Performance Wear - VP - Sales & Marketing

Yes, we should have much greater visibility on apparel because it's the cycle that they're in based on the other folks they work with that have colors and seasonality. They know they have to buy it in advance. Although we don't have that, we get the luxury of them buying it in the same way they buy the seasonal merchandise from other vendors.

Patrick Lin - Primarius Capital - Analyst

Great. Thank you.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Thank you, Patrick.

Operator

(OPERATOR INSTRUCTIONS). It appears there are no further questions at this time. I'd like to turn the conference back over to management for any additional or closing remarks.

Ed Jaeger - Ironclad Performance Wear - President, CEO

Thank you, operator. I just want to say thank you to everybody who dialed in today and had questions and was listening to the conference call. And we look forward to talking to you again in early '08.

Operator

Thank you for your participation. This concludes today's conference. You may now disconnect.

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Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.